Exhibit 7.1

Ratio of Earnings to Fixed Charges

(In millions of € except ratios)

(French GAAP)

	2000	2001	2002	2003	2004
Fixed Charges:
Interest expense, including amortization of
premiums, discounts, capitalized expenses
related to indebtedness, plus capitalized interest	197	184	142	192	245
Reasonable approximation of the interest factor
within rental expense (1)	19	19	21	22	8
	216	203	163	214	253
Earnings:
Pre-tax income/(loss) from continuing
operations before adjustment for minority
interests in consolidated subsidiaries
or income/(loss) from equity investees (2)	312	(278)	109	(1,109)	(502)
Fixed charges	216	203	163	214	253
Amortization of capitalized interest	3	3	3	3	3
Distributed income of equity investees	16	21	3	2	-
Capitalized interest	(8)	(19)	(8)	(3)	(2)
	539	(70)	270	(893)	(248)
Ratio of Earning to Fixed Charges	2.5	Note (3)	1.7	Note (3)	Note (3)

(1)

Rhodia assumed one-third of rental expense relating to operating leases as the interest portion thereof, as management believes that it represents a reasonable approximation to the interest factor.

(2)

The differences in pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees in 2002, 2003 and 2004 between French GAAP and U.S. GAAP relate to the amortization of goodwill and indefinite-lived assets for French GAAP but not for U.S. GAAP, for years 2000 to 2004 to the accounting for disposals of businesses in 2002, 2003 and 2004, that qualified as a component of an entity, as discontinued operations for U.S. GAAP but not for French GAAP, for the years 2001 to 2004 to the accounting for environmental indemnifications paid by Aventis, to the differences in the accounting for goodwill and long-lived asset impairments in 2003 and 2004, to the differences in 2004 relating to the accounting for pension plan curtailments, a sale/leaseback transaction, lease termination and other provisions and the discounting versus undiscounting of environmental and other provisions (see Note 32 to the Consolidated Financial Statements).

(3)

The ratio coverage was less than 1:1 due to Rhodia’s loss in 2001, 2003 and 2004. To achieve a coverage ratio of 1:1. Rhodia must generate additional earnings of €273 million, €1,107 million and €501 million, respectively.

Ratio of Earnings to Fixed Charges

(In millions of € except ratios)

(U.S. GAAP)

	2000	2001	2002	2003	2004
Fixed Charges:
Interest expense, including amortization of
premiums, discounts, capitalized expenses
related to indebtedness, plus capitalized interest	197	184	142	192	245
Reasonable approximation of the interest factor
within rental expense (1)	19	19	21	22	8
	216	203	163	214	253
Earnings:
Pre-tax income/(loss) from continuing
operations before adjustment for minority
interests in consolidated subsidiaries or
income/(loss) from equity investees (2)	235	(403)	65	(929)	(811)
Fixed charges	216	203	163	214	253
Amortization of capitalized interest	3	3	3	3	3
Distributed income of equity investees	16	21	3	2	-
Capitalized interest	(8)	(19)	(8)	(3)	(2)
	462	(195)	226	(713)	(557)

Ratio of Earning to Fixed Charges	2.1	Note (3)	1.4	Note (3)	Note (3)

(1)

Rhodia assumed one-third of rental expense relating to operating leases as the interest portion thereof, as management believes that it represents a reasonable approximation to the interest factor.

(2)

The differences in pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees in 2002, 2003 and 2004 between French GAAP and U.S. GAAP relate to the amortization of goodwill and indefinite-lived assets for French GAAP but not for U.S. GAAP, for years 2000 to 2004 to the accounting for disposals of businesses in 2002, 2003 and 2004, that qualified as a component of an entity, as discontinued operations for U.S. GAAP but not for French GAAP, for the years 2001 to 2004 to the accounting for environmental indemnifications paid by Aventis, to the differences in the accounting for goodwill and long-lived asset impairments in 2003 and 2004, to the differences in 2004 relating to the accounting for pension plan curtailments, a sale/leaseback transaction, lease termination and other provisions and the discounting versus undiscounting of environmental and other provisions (see Note 32 to the Consolidated Financial Statements).

(3)

The ratio coverage was less than 1:1 due to Rhodia’s loss in 2001, 2003 and 2004. To achieve a coverage ratio of 1:1. Rhodia must generate additional earnings of €398 million, €927 million and €810 million, respectively.